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Keurig Dr Pepper Frequently Asked Questions

Feb. 15, 2018, Addendum

For internal use only. Do not distribute.

Will there be opportunities for employees to take a voluntary package?

There are no plans to offer a voluntary severance program at this time.

Will there be any changes to the 401(k) (U.S.) or RRSP (Canada) plan?

Employee benefits, including retirement plans, will remain as they are through the end of the 2018 calendar year. The funds that you contribute to your 401(k) account and DPS’s matching contributions and, when vested, Enhanced Defined Contributions (EDC) belong to you regardless of go-forward plan design. In February, DPS will make its annual EDC deposit to eligible U.S. non-union employees’ 401(k) accounts as planned. For Canada employees, the funds that you contribute to the Defined Contribution Pension Plan and Canada Dry Mott’s matching contributions and/or the funds that you contribute to the Registered Retirement Savings Plan and Non-Registered Savings Plan (when vested) belong to you. The close of the merger will have no impact on these funds. While 2019 and beyond plan design, including items such as fund line-up and administration, will be determined at a future time, keep in mind that Keurig currently offers comparable retirement plans to DPS.

What does this mean to employees in pension plans?

Most pension plans were closed to new participants in 2007.  However, if you have accrued a pension benefit, the provisions of the pension plans will not change and pension payment options will remain the same.

Assets are held in a trust fund for the exclusive benefit of the beneficiaries of the plan. DPS is required to monitor the funded status and make contributions to ensure the plans can pay the benefits to participants at retirement. Over the past few years, DPS has contributed more than the minimum required contributions to ensure the plans were well funded and the plans are not under any benefit restrictions.

How will this affect DPS employees planning to retire within the next 12 months?

The funds that you contribute to your 401(k) account and DPS’s matching contributions and, when vested, Enhanced Defined Contributions (EDC), belong to you now and when you retire. For Canada employees, the funds that you contribute to the Defined Contribution Pension Plan and Canada Dry Mott’s matching contributions, and/or the funds that you contribute to the Registered Retirement Savings Plan and Non-Registered Savings Plan (when vested) belong to you. The close of the merger will have no impact on these funds.

Will this affect raises and bonuses this year? Will they be put on hold?

There will be no impact to incentive plan payouts for calendar year 2017, such as the management incentive plan (MIP) or the sales incentive plan (SIP), which are based on 2017 performance, or to merit increases based on the 2017 performance management cycle.  MIP and SIP payouts will occur as scheduled in early March 2018, and merit increases will post on employees’ first paychecks in April.

DPS currently allows you to take your frozen pension amount in a lump sum when you retire or leave. Will Keurig Dr Pepper’s policy still allow lump sum distribution? If unknown at this time, when will those details be worked out?

Most pension plans were closed to new participants in 2007.  However, if you have accrued a pension benefit, the provisions of the pension plans will not change and pension payment options will remain the same.

Regarding RSUs, is the 1:1 stock in the combined entity based on the number of RSUs awarded or the after tax number of shares deposited?

The 1:1 stock in the combined entity will be based on the number of RSUs awarded.

With the purchase being funded by a foreign investment company, does this make Keurig Dr Pepper a foreign owned company?

KDP will be a publicly traded company on the NYSE, but its majority shareholder will be JAB Holding Company, who is based in Luxembourg.

What implications do you see that having on our customer loyalty base? Many Texans are loyal to Dr Pepper because it is a “Texas” American owned brand.

Dr Pepper is a Texas original that has maintained a passionate consumer following in the Lone Star State while growing into the fourth-biggest CSD by volume in the U.S. Its Texas heritage is unmistakable and unchangeable, and the brand will continue to be made and delivered in Texas by our Packaged Beverages operations as well as our valued bottlers and distributors.

Will this new merger bring the Dr Pepper brand and others back home and on our own trucks across the nation?

We don’t expect any of our license agreements to change as a result of this merger. Dr Pepper products will continue to be distributed by our valued bottlers in the Coke, Pepsi and Independent systems.

How can Keurig Dr Pepper be a public company when 87 percent is privately held by JAB Holding Company? Is there a percent public requirement by the SEC in order for our stock to be publicly traded?

KDP will be a publicly traded company on the NYSE, but its majority shareholder will be JAB. We expect that there will still be an active public market in the KDP’s shares.  The public’s 13% will be comprised of the same number of shares as are outstanding today and will represent stock in a much larger company.

Will the formulas for our products change?

It is our expectation that our products, and the flavors that our consumers love, will not change as a result of this merger. If anything, you can expect to see a much broader range of choices and options offered by our company, with approximately 125 owned, licensed and partner/allied brands in our combined portfolio.

Additional Information:

This communication may be deemed solicitation material in respect of the proposed business combination. In connection with the proposed transaction, Dr Pepper Snapple Group plans to file with the SEC and furnish to its stockholder a proxy statement and other relevant documents. Dr Pepper Snapple Group’s stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement because they will contain important information about the proposed transaction. Dr Pepper Snapple Group’s stockholders will be able to obtain a free copy of such proxy statement when it becomes available, as well as other filings containing information about each party to the proposed transaction, without charge, at the SEC’s internet site (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained without charge, when they become available, by directing a request to Investor Relations, Dr Pepper Snapple Group, Inc. at 972-673-7000.

The directors and executive officers of each party may be deemed to be participants in the solicitation of proxies from Dr Pepper Snapple Group’s stockholders in respect of the proposed transaction.  Information regarding the directors and executive officers of Dr Pepper Snapple Group is currently available in its proxy statement for its 2017 annual meeting of stockholders filed with the SEC by Dr Pepper Snapple Group on March 28, 2017.  Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials that will be filed by Dr Pepper Snapple Group with the SEC when they become available.

Any information concerning JAB Holding Company contained in this document has been taken from, or is based upon, publicly available information. Although we do not have any information that would indicate that the information contained in this document that has been taken from such documents is inaccurate or incomplete, we do not take any responsibility for the accuracy or completeness of such information.